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                                                                     Exhibit 5.1


                             GREENBERG TRAURIG, P.A.



                                 January 4, 2002



RailAmerica, Inc.
5300 Broken Sound Boulevard, N.W.
Boca Raton, Florida  33487

Ladies and Gentlemen:


         We have acted as counsel for RailAmerica, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") being filed by the Company under the Securities Act of 1933, as amended, with respect to 4,444,300 shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"), which may be disposed of from time to time by the selling shareholders (the "Selling Shareholders") named therein. Of the shares of Common Stock offered thereby, 4,344,300 were issued to the Selling Shareholders in connection with the Company's private placement completed in December 2001 (the "Private Placement")and 50,000 are issuable to each of Jesse Shelmire ("Shelmire") and Scott Griffith ("Griffith") or their permitted assignees, upon the exercise of warrants (the "Warrants") issued to Shelmire and Griffith in connection with their placement agent services performed on behalf of the Company (the "S&G Warrants").

         In connection with the preparation of the Registration Statement and this opinion letter, we have examined, considered and relied upon the following documents (collectively, the "Documents"): the Placement Agency Agreement, dated as of November 28, 2001, between the Company and Stonegate Securities, Inc. (the "Placement Agent"); Subscription Agreements, dated December 7, 2001 or December 13, 2001 between the Company and each of the Selling Shareholders who received shares of Common Stock in the Private Placement; the Representative's Warrant for the Purchase of Shares of Common Stock, dated December 7, 2001, issued to each of Shelmire and Griffith, the Company's Certificate of Incorporation (as amended) as filed with the Secretary of State of the State of Delaware; the Company's bylaws and resolutions adopted by the Company's Board of Directors; and such other documents and matters of law as we have considered necessary or appropriate for the expression of the opinions contained herein.

         In rendering the opinions set forth below, we have assumed without investigation the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, and the veracity of the Documents. As to questions of fact material to the opinions hereinafter expressed, we have relied upon the representations and warranties of the Company made in the Documents.

         Based solely upon and subject to the Documents, and subject to the qualifications set forth below, we are of the opinion that the Shares to be sold by the Selling Shareholders pursuant to the Registration Statement have been duly authorized and are, or when issued pursuant to the terms of the Warrants will be, validly issued and are, or when issued in accordance with the terms thereof will be, fully paid and nonassessable.

         Although we have acted as counsel to the Company in connection with certain other matters, our engagement is limited to certain matters about which we have been consulted. Consequently, there may exist matters of a legal nature involving the Company in connection with which we have not been consulted and have not represented the Company. This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are as of the date hereof, and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus contained in the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Securities Act of
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1933, as amended, and the rules and regulations thereunder.


                                    Very truly yours,
                                    GREENBERG TRAURIG, P.A.



                                    By:/s/ Gary M. Epstein
                                       ------------------------
                                       Gary M. Epstein